UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 28, 2017

ADVANCED BIOMEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53051	98-0516589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3842-Orthopedic, Prosthetic, & Surgical Appliances & Supplies	0001385799
(Standard Industrial Classification)	(Central Index Key)

350 Fifth Avenue, 59th Floor

New York, NY 10118

(Address of principal executive offices, including zip code)

(718) 766-7898

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Copy of Communication to:

Befumo & Schaeffer, PLLC

PO Box 717

Culpeper, VA 22701

Phone: (202) 725-6733

Fax: (202) 478-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 28, 2017, Advanced BioMedical Technologies, Inc. (the “Company”) entered into a debt conversion agreement (the “Debt Conversion Agreement”) with Titan Technology Development Ltd., a Hong Kong corporation (“TTD” and “LENDER”), pursuant to which the Company and TTD agreed to convert $100,000 of the accrued interest of the outstanding debt owed by the Company to TTD into shares of the Company’s Common Stock at a conversion price of $0.05 per share. Pursuant to the terms of the Debt Conversion Agreement, on April 28, 2017, $100,000 of the accrued interest of TTD’s outstanding loan was converted into 2,000,000 shares of Company Common Stock.

A copy of the Debt Conversion Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

As disclosed under Item 1.01 of this Current Report on Form 8-K, on April 28, 2017 the Company issued 2,000,000 shares of its Common Stock to TTD in exchange for cancellation of $100,000 of accrued and unpaid interest on loans owed by the Company to TTD. The shares issued to TTD are issued as Restricted Securities, and are issued pursuant to Rule 506 of Regulation D of the Securities Act of 1933.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 28, 2017, holders of 70.32% of the Company’s common stock voted in favor of converting $100,000 of the accrued interest of the outstanding debt owed by the Company to TTD into shares of the Company’s Common Stock at a conversion price of $0.05 per share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Debt Conversion Agreement dated as of April 28, 2017 by and between Advanced BioMedical Technologies, Inc. and Titan Technology Development Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2017	ADVANCED BIOMEDICAL TECHNOLOGIES, INC.

/s/Hui Wang
Hui Wang
Chief Executive Officer, Director